UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 27, 2014
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 Codexis, Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
(650) 421-8100
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On June 25, 2014, David O’Toole resigned from his position as the Senior Vice President and Chief Financial Officer and principal financial and accounting officer of Codexis, Inc. (the “Company”). Mr. O’Toole’s resignation will be effective July 3, 2014. The Company has engaged an executive search firm to assist the Company in recruiting a new Chief Financial Officer.
(c) On June 27, 2014, the Board of Directors of the Company appointed David McCaman, currently the Company’s Vice President and Corporate Controller, as principal financial officer and principal accounting officer on an interim basis, effective upon the effectiveness of Mr. O’Toole’s resignation.
Mr. McCaman, age 56, has served as the Company’s Vice President and Corporate Controller since May 2013. Prior to joining the Company, Mr. McCaman was the Chief Accounting Officer for Good Technology from July 2012 to April 2013. From July 2008 to June 2012, Mr. McCaman served as Chief Accounting Officer of Atmel Corporation. Mr. McCaman previously served as Corporate Controller and Vice President and Corporate Controller of Atmel between May 2003 and July 2008. Previously, Mr. McCaman worked in finance management positions at Electronics for Imaging (2 years), KLA-Tencor (13 years), and several networking startup companies. Mr. McCaman received a B.S. in Accounting from San Jose State University and is a California Certified Public Accountant.
No new compensatory or severance arrangements were entered into in connection with Mr. McCaman’s appointment as principal financial officer and principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2014
CODEXIS, INC.

By:    /s/ Douglas T. Sheehy
Douglas T. Sheehy
Executive Vice President, Chief Administrative Officer, General Counsel & Secretary